SUB-ITEM 77Q(1)a


Revised Appendix A to the By-Laws

Appendix A, dated July 31, 2009, to the Master Amended and Restated By-Laws for MFS Series Trust II, dated
January 1, 2002 as revised  through  August 22,  2007,  is  contained  in
 Post-Effective  Amendment  No. 39 to the
Registration Statement of MFS Series Trust XV (File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on December 21, 2009, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.